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                                                                   EXHIBIT 23(j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 1, 2002, relating to the financial statements and financial highlights of Longleaf Partners Funds Trust (consisting of the Longleaf Partners Fund, Longleaf Partners International Fund, and Longleaf Partners Small-Cap Fund), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers", and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
February 28, 2002